EXHIBIT 3.2

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC." CHANGING ITS

NAME FROM "BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC." TO "GLOBAL ONE DISTRIBUTION & MERCHANDISING INC."  FILED

IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2008, AT 4:56 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2606758 8100 080795588	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6736375 DATE: 07-17-08

State of Delaware
Secretary, of State
Division of Corporations
Delivered 04:56 PM 07/17/2008
FILED 04:56 PM 07/17/2008
SRV 080795588- 2606758 FILE

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC.

Brite-Strike Tactical Illumination Products, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY:

1. The name of the Corporation is Brite-Strike Tactical Illumination Products, Inc.

2. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on. June 2, 2008 (the "Certificate of Amendment"), which was an inaccurate record of the corporate action taken therein in that the Certificate of Amendment was not duly adopted in accordance with Section 242 of the General Corporation Law, and, therefore, said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.

3.The Certificate of Amendment is therefore null and void and of no effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed this 16th day of July, 2008

BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC. By: /s/ Glenn Bushee Name: Glenn Bushee Title: President

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.",  FILED  IN THIS OFFICE

ON THE SEVENTEENTH DAY OF JULY, A.D. 2008, AT 4:57 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2606758 8100 080795604	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6736381 DATE: 07-17-08

CERTIFICATE OF ELIMINATION OF THE SERIES A PREFERRED STOCK OF

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

                  Global One Distribution & Merchandising Inc, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Corporation, as theretofore amended (the "Certificate of Incorporation"), the Board of Directors of the Corporation (the "Board"), by resolution duly adopted, authorized the issuance of a series of 20,000,000 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on July 2, 1998, filed a Certificate of Designation with respect to such Series A Preferred Stock with the Secretary of State of the State of Delaware (the "Certificate of Designation"),

2. That no shares of said Series A Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

3.That the Board has adopted the following resolutions:

WHEREAS, by resolution of the Board and by a Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State on July 2, 1998, the Corporation authorized the issuance of a series of 20,000,000 shares of Series A Preferred Stock, par value $.01 per share, of the Corporation (the "Series A. Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, as of the date hereof, no shares of such Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock will be issued subject to said Certificate of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be eliminated from the Certificate of Incotporation.

NOW, THEREFORE, BE IT RESOLVED, that all matters set forth in the Certificate of Designation with respect to

State of Delaware
Secretary, of State
Division of Corporations
Delivered 04:56 PM 07/17/2008
FILED 04:57 PM 07/17/2008
SRV 080795604- 2606758 FILE

Series A Preferred Stock be eliminated from the Certificate of Incorporation;

FURTHER RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to file a certificate of elimination with the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock shall be eliminated from the Certificate of Incorporation (the "Certificate of Elimination"); and

FURTHER RESOLVED, that a copy of the Certificate of Elimination be attached to the minutes of this meeting.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation.

IN WITNESS WHEREOF, Global, One Distribution & Merchandising Inc. has caused this certificate of elimination to be executed by its duly authorized officer this 16th day of July, 2008.

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC. By: /s/ Glenn Bushee Name: Glenn Bushee Title: President

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE RESTATED CERTIFICATE OF  "GLOBAL ONE DISTRIBUTION & MERCHANDISING INC." CHANGING ITS

NAME FROM "GLOBAL ONE DISTRIBUTION & MERCHANDISING INC." TO "BRITE-STRIKE TACTICAL ILLUMINATION PRODUCTS, INC" FILED

IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2008, AT 4:58 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2606758 8100 080795621	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6737553 DATE: 07-18-08

State of Delaware
Secretary, of State
Division of Corporations
Delivered 04:56 PM 07/17/2008
FILED 04:56 PM 07/17/2008
SRV 080795621- 2606758 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.

* * *

    The present name of the corporation is Global One Distribution & Merchandising Inc. The corporation was incorporated under the name "Global One Distribution & Merchandising Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 23, 1996. This Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") and by the written consent of a majority in voting power of its stockholders in accordance with Section 228 of the GCL. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

    FIRST: The name of the corporation is Bite-Strike Tactical Illumination Products, Inc. (the "Corporation").

    SECOND: The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904, The name of the Corporation's registered agent at such address is National Registered Agents, Inc,

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "GCL").

    FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 120,000,000, which shall be divided into two classes as follows: 100,000,000 shares of Common Stock, par value $.O1 per share (the "Common Stock"), and 20,000,000 shares of Preferred Stock, par value $.0l per share (the "Preferred Stock"),

Upon this Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the GCL (the "Effective Time"), each share of the Corporation's Common Stock (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one one-thousandth (1 / 1000) of a share of Common Stock (the New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one one-thousandth (1/1000).

    A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

    A. COMMON STOCK. Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled. Holders of Common Stock shall not be entitled to preemptive rights with respect to any shares of Common Stock, Preferred Stock or any other securities, debt or otherwise, issued by the Corporation.

B. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, Before any shares of any such series arc issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

(1)  the designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(2)  whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(3)  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(4)  whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(5)  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)  whether the shares of surth series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)  whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(8)  the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(9)  the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof,

    The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may JitTer from those of any and all other series at any time outstanding All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

    FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

    SIXTH: In furtherance and not in Limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly, conferred upon them by statute;

(2) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

(3)  subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

(4)  in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said Laws, this Restated Certificate of Incorporation and the Bylaws.

    SEVENTH: Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, each director shall serve until his successor is elected and qualified or until his death, resignation or removal, and no decrease in the authorized number of directors shall shorten the term of any incumbent director. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually The term of office of the directors in office at the Effective Time shall be as follows: the term of directors of Class I shall expire at the first annual meeting of stockholders after the Effective Time; the term of office of the directors of Class II shall expire at the second annual meeting of stockholders after the Effective Time; and the term of office of Class In shall expire at the third annual meeting of stockholders after the Effective Time; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors arc elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors,

    EIGHTH: Subject to the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board, the Vice Chairman of the Board or the President. Special meetings may not be maned by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

    NINTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept

(subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws,

    TENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. No amendment to or repeal of this Article Eleventh shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    ELEVENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

    IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this 16th day of July, 2008.

GLOBAL ONE DISTRIBUTION & MERCHANDISING INC. By: /s/ Glenn Bushee Name: Glenn Bushee Title: President